Exhibit 99.1

Hercules Capital Closes Offering and Overallotment of

$230.0 Million of Convertible Senior Notes

Convertible Senior Notes due 2022 Initially Assigned a BBB- and BBB+ by Standard & Poor’s Rating

Services and Kroll Bond Rating Agency, Respectively

PALO ALTO, Calif., January 25, 2017 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), today announced that it has closed a private offering of $230.0 million aggregate principal amount of its 4.375% Convertible Senior Notes due 2022 (the “Convertible Senior Notes”), which amount includes the additional $30.0 million aggregate principal amount of Convertible Senior Notes issued pursuant to the initial purchaser’s exercise in full of its overallotment option. The Convertible Senior Notes were sold only to qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act.

The Convertible Senior Notes are unsecured and bear interest at a rate of 4.375% per year, payable semiannually. In certain circumstances, at the Company’s election, the Convertible Senior Notes will be converted into cash, shares of common stock or a combination of cash and shares of common stock, at an initial conversion rate of 60.9366 shares of common stock per $1,000 principal amount of Convertible Senior Notes which is equivalent to an initial conversion price of approximately $16.41 per share of the Company’s common stock, subject to customary anti-dilution adjustments. The conversion price is approximately 15% above the $14.27 per share closing price of the Company’s common stock on January 19, 2017. The Company will not have the right to redeem the Convertible Senior Notes prior to maturity. The Convertible Senior Notes will mature on February 1, 2022, unless repurchased or converted in accordance with their terms prior to such date.

The Company intends to use the net proceeds from this offering (i) to repurchase or otherwise redeem all of its 7.00% Notes due 2019, (ii) to fund investments in debt and equity securities in accordance with its investment objective and (iii) for working capital and other general corporate purposes.

Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act. Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell any securities of Hercules Capital, Inc. and is not soliciting an offer to buy such securities in any state where such offer and sale is not permitted. It is issued pursuant to Rule 135c under the Securities Act.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $6.3 billion to over 360 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of:

•	7.00% Unsecured Notes due April 2019 (NYSE: HTGZ)

•	7.00% Unsecured Notes due September 2019 (NYSE: HTGY)

•	6.25% Unsecured Notes due July 2024 (NYSE: HTGX)

Forward-Looking Statements

The information disclosed in this press release is made as of the date hereof and reflects Hercules’ most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578 HT-HN

mhara@htgc.com